Exhibit 3.2
ARTICLE FIRST
Stockholders
     Section 2. Special Meetings. Special meetings of the stockholders may be called by the President, the Clerk, or by the Directors, and shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least one-tenth part-in interest of the capital stock entitled to vote at the meeting, stating the time, place and purposes of the meeting. No call of a special meeting of the stockholders shall be required if such notice of the meeting shall have been waived in writing by every stockholder entitled to notice thereof, or by his attorney thereunto authorized.
ARTICLES SECOND
Directors
     Section 8. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need to be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of the stockholders, or the special meeting held in lieu thereof and that if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent no meeting shall be held pursuant to such resolution until either each such absent Director has in writing approved the resolution or seven days have elapsed after a copy of the resolution certified by the Clerk has been mailed postage prepaid, addressed to each such absent Director at his last known home or business address.
     Section 10. Notices. Notices of any special meeting of the Directors shall be given by the Clerk to each Director, by leaving a written notice at least forty eight hours before the meeting with him or at his residence or usual place of business, or by mailing it, postage prepaid, at least four days before the meeting, to his address as registered on the books of the corporation. Such notice, if the meeting is called otherwise than by the Clerk, may be a copy of the call of the meeting; and if the meeting is not otherwise called, such notice given by the Clerk shall constitute a call of the meeting by him. If the Clerk refuses or neglects for more than twenty-four hours after receipt of a call to give notice of such special meeting, or if the office of Clerk is vacant or the Clerk is absent from the Commonwealth of Massachusetts, or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, if filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.
ARTICLE FOURTH
Provisions Relating to Capital Stock
     Section 1. Shares of Capital Stock. The certificates of shares of the capital stock of the corporation shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. The Directors may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required by law to be on certificates. Each holder of stock represented by certificates and, upon request, each holder of uncertificated stock shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof. Any references in the Articles of Organization to the issuance of certificates shall only apply to the extent the Directors have not authorized the issuance of the subject shares (of the relevant class or series) without certificates, and any references in the Articles of Organization to the surrender of certificates shall only apply if the shares exist in certificate form.
     Section 2. Transfer of Stock. The stock of the corporation shall be transferable, so as to affect the rights of the corporation, only by the transfer recorded on the books of the corporation, in person or by duly authorized attorney and, if such shares exist in certificate form, upon the surrender of the certificate or certificates properly endorsed or assigned.